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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



               Date of Report (Date of earliest event reported):
                                AUGUST 12, 1998



                           LAMAR ADVERTISING COMPANY
             (Exact name of registrant as specified in its charter)



          DELAWARE                     0-20833                  72-1205791
(State or other jurisdiction       (Commission File            (IRS Employer
     of incorporation)                  Number)             Identification No.)



            5551 CORPORATE BOULEVARD, BATON ROUTE, LOUISIANA  70808
             (Address of principal executive offices and zip code)


                                 (504) 926-1000
              (Registrant's telephone number, including area code)



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ITEM 5.  OTHER EVENTS.

                 On August 12, 1998, Lamar Advertising Company (the "Company") announced that it had entered into a definitive agreement to purchase all of the outstanding capital stock of Outdoor Communications, Inc. for a purchase price of approximately $385 million consisting of cash and the assumption of debt. This acquisition consists of approximately 14,700 displays in 12 states. Among the markets included in this acquisition are the following: Birmingham, AL; Huntsville, AL; Tuscaloosa, AL; Athens, GA; Rome, GA; Decatur, IL; Paducah, KY; Duluth, MN; St. Cloud, MN; Saginaw, MI; Corinth, MS; Traverse City, MI and Johnson City, TN. This acquisition is subject to approval under the Hart-Scott-Rodino Antitrust Improvements Act and the satisfaction of other customary closing conditions.





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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  August 13, 1998              LAMAR ADVERTISING COMPANY


                                      By: /s/ Keith A. Istre
                                          -------------------------------------
                                          Keith A. Istre
                                          Treasurer and Chief Financial Officer





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